CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 27, 2020, relating to the financial statements and financial highlights, which appears in The Gabelli Equity Trust Inc. Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 23, 2020

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue,

New York, NY 10017 T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us